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                                                                      Exhibit 21

                 ALPHABETICAL LIST OF WHOLLY-OWNED SUBSIDIARIES


            Anguilla Hotel Management, Inc.
            Brewster Wholesale Corporation
            Charterhouse of Cambridge Trust
            Florida Sonesta Corporation
            Hotel Corporation of America
            Hotel Corporation of Georgia
            Key Biscayne Land Corporation
            Newo Aruba N.V.
            P.R. By Design, Inc.
            Royal Sonesta, Inc.
            S.I.A. Advertising, Inc.
            Sonesta Beach Resort Limited Partnership
            Sonesta Charitable Foundation, Inc.
            Sonesta Coconut Grove, Inc.
            Sonesta Costa Rica, S.A.
            Sonesta Curacao Hotel Corporation, N.V.
            Sonesta Hotels of Anguilla Limited
            Sonesta Hotels of Florida, Inc.
            Sonesta Hotels of Mississippi, Inc.
            Sonesta International Hotels Limited:
            Hotel Corporation of America (Bermuda) Limited
            Port Royal Company, Limited
            Sonesta Licensing Corporation
            Sonesta Louisiana Hotels Corporation
            Sonesta of Massachusetts, Inc.
            Sonesta Middle East Hotel Corporation
            TBD, Inc.

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